Exhibit 99.1

For Immediate Release

Pomeroy IT Solutions, Inc. Announces Special Meeting Of
 Stockholders to Adopt Agreement to Be Acquired By
Platinum Equity for $6.50 Per Share in Cash

Company also announces intent to delist its Common Stock

HEBRON, Kentucky, October 26, 2009 – Pomeroy IT Solutions, Inc. (NASDAQ: PMRY), an information technology ("IT") solutions provider (the "Company"), announced today that a record date and a special meeting date have been established for the Company's stockholders to consider and vote on a proposal to adopt the previously announced agreement and plan of merger under which the Company will be acquired by Project Skyline Intermediate Holding Corporation, or Skyline. Skyline is owned indirectly by Platinum Equity Capital Partners II. Under the terms of the merger agreement, Skyline will acquire all of the outstanding shares of the Company's common stock for $6.50 per share.

The Company's stockholders of record as of the close of business on September 30, 2009 are entitled to notice of the special meeting and to vote on the adoption of the merger agreement. The special meeting is scheduled for Wednesday, November 11, 2009 at 9:00 a.m., Eastern time. The definitive proxy statement for the special meeting was filed with the Securities and Exchange Commission ("SEC") and was first mailed to stockholders on October 16, 2009. If the merger agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock, the merger is expected to close promptly following the special meeting. Upon completion of the merger, the Company will cease to be a publicly traded company and will be wholly owned by Skyline.

The Company also announced today that it notified The NASDAQ Stock Market of its intent to voluntarily withdraw its shares of common stock from listing on The NASDAQ Global Market effective November 16, 2009. The Company intends to effect the withdrawal of its shares of common stock from listing on The NASDAQ Global Market by filing a Form 25 with the SEC on or about November 6, 2009. The Company has not arranged for the listing of its common stock on another national securities exchange or for the quotation of its common stock in a quotation medium. The Company intends to terminate its registration and reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by filing a Form 15 with the SEC promptly following the completion of the merger to deregister and terminate its reporting obligations with respect to its common stock under the Exchange Act.

Additional Information and Where to Find It

In connection with the proposed merger, the Company filed a definitive proxy statement with the SEC and mailed such definitive proxy statement to its stockholders of record as of September 30, 2009, the record date for the special meting of stockholders.  INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Investors and stockholders may obtain a free copy of the definitive proxy statement and other documents filed by the Company with the SEC on the SEC's web site at http://www.sec.gov.  Free copies of the definitive proxy statement and the Company's other filings with the SEC may also be obtained from the Company by directing a request to Pomeroy IT Solutions, Inc., 1020 Petersburg Road, Hebron, KY 41048, Attention: Secretary.

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be "participants" in the solicitation of proxies from our stockholders with respect to the proposed merger.  Information regarding the persons who may be considered "participants" in the solicitation of proxies is set forth in the definitive proxy statement.  Additional information regarding the interests of such potential participants may be included in other relevant documents filed with the SEC.

Forward-Looking Information Is Subject to Risk and Uncertainty

Statements about the expected timing, completion and effects of the proposed merger, and all other statements in this press release other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, each of which is qualified in its entirety by reference to the following cautionary statements. Forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. A number of the matters discussed herein that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the transactions contemplated by the merger agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: any conditions imposed on the parties in connection with consummation of the transactions described herein; approval of the merger by the Company's stockholders; satisfaction of various other conditions to the closing of the transactions described herein; and the risks that are described from time to time in the Company's reports filed with the SEC, including the Company's Annual Report on Form 10–K for the year ended January 5, 2009, as amended, and the Company's Quarterly Reports on Form 10-Q for the quarters ended April 5, 2009, as amended, and July 5, 2009. This press release speaks only as of its date, and the Company disclaims any duty to update the information herein.

About Pomeroy IT Solutions, Inc.

Pomeroy IT Solutions is a leading provider of advanced technology services focused on IT Outsourcing, Infrastructure Services, Consulting Solutions, Product Procurement and Logistics, and IT Staffing.  Pomeroy's consultative approach delivers information technology solutions through the disciplines of ISO9000, ITIL, HDI, and PGMP practices, enabling Fortune 1000 corporations, government entities, and mid-market clients to increase productivity, reduce costs, and improve profitability.  For more information, go to www.pomeroy.com.

About Platinum Equity, LLC

Platinum Equity is a global M&A&O® firm specializing in the merger, acquisition and operation of companies that provide services and solutions to customers in a broad range of business markets, including information technology, telecommunications, logistics, metals services, manufacturing and distribution. Since its founding in 1995 by Tom Gores, Platinum Equity has completed nearly 100 acquisitions with more than $27.5 billion in aggregate annual revenue at the time of acquisition.  For more information, go to www.platinumequity.com.

Contact:

Christopher C. Froman, President & CEO
Pomeroy IT Solutions, Inc.
(859) 586-0600 x1419
cfroman@pomeroy.com

Dan Whelan
Platinum Equity
(310) 282-9202
dwhelan@platinumequity.com